General Steel Announces Second Quarter 2009 Results

— Company achieves record shipment volume and total revenues -- Income from operations was $12.9 million

BEIJING, Aug. 10 /PRNewswire-Asia-FirstCall/ — General Steel Holdings, Inc. ("General Steel" or "the Company") (NYSE: GSI), one of China's leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced its financial results for the second quarter ended June 30, 2009.

    Second Quarter of 2009 Highlights
    — Aggregate shipment volume reached a record high of 956,321 metric tons, an increase of 62.7% year-over-year
    — Total revenues increased 5.7% to a record $408.9 million from $387.0 million in the year-ago period
    — Gross margin was 5.5%, compared to 4.0% in the previous quarter and 5.9% in the second quarter of 2008
    — Income from operations was $12.9 million
    — Adjusted non-GAAP net income grew to $1.4 million, or earnings per basic and diluted share of $0.04 (adjusted non-GAAP net income is defined as GAAP net income less non-operating, non-cash expenses associated with the Company's December 2007 convertible bond issuance)
    — Relocated an 800,000 metric ton capacity rebar processing line from the Company's Maoming facility to its Longmen Joint Venture ("Longmen JV") in order to meet strong demand and take advantage of higher selling prices
    — Logged utilization rates in excess of 85% at the Company's two new 1,280 cubic meter blast furnaces brought on-line in late 2008 and January of 2009

    First Half of 2009 Highlights
    — Aggregate shipment volume reached a record high of 1.67 million metric tons, an increase of 50.4% year-over-year
    — Total revenues increased 7.8% to a record $731.7 million from $678.6 million in the year-ago period
    — Gross margin was 4.8%, compared to 5.3% in the year-ago period
    — Income from operations was $16.7 million
    — Adjusted non-GAAP net income grew to $4.6 million, or earnings per basic and diluted share of $0.12 (adjusted non-GAAP net income is defined as GAAP net income less non-operating, non-cash expenses associated with the Company's December 2007 convertible bond issuance)

"Building off of the momentum we established in the first quarter, we were able to achieve record shipment volume and total revenues during second quarter," said Mr. Henry Yu, General Steel's chairman and chief executive officer. "Government growth initiatives such as 'Go West' development, aggressive stimulus spending on infrastructure in rural China and the newly announced Guanzhong-Tianshui Special Economic Zone helped to insulate us from the economic slowdown. In addition, our centrally located, Shaanxi-based Longmen facility enables us to cost-effectively supply construction-related steel throughout central and western areas of China which continues to shield us from the glut of overcapacity along the eastern seaboard."

Mr. Yu continued, "During the quarter, we saw gross margin at our largest subsidiary, Longmen JV, expand to nearly seven percent. This is a significant accomplishment as it validates that our strategy of improving the profitability of acquired assets is working. As the impetus for consolidation strengthens, our deep market understanding, established track record and distinctive ability to align interests at the provincial and local levels of government as well as among management teams, creates numerous opportunities for consolidation."

Selected Financial Results for the Second Quarter and First Half of 2009

Total revenues for the second quarter of 2009 increased 5.7% year-over-year to $408.9 million from $387.0 million in the year-ago period. Total revenues for the first half of 2009 increased 7.8% year-over-year to $731.7 million from $678.6 million in the year-ago period.

The increase in total revenues was predominantly due to increased shipment volume at the Company's Longmen JV, which in the first half of 2009 increased 51.3% year-over-year, and Baotou Steel Pipe JV, which in the first half of 2009 increased 41.7% year-over-year. The Company noted that these increases in shipment volume helped to offset lower selling prices and declines at its Daqiuzhuang Metal subsidiary. The increase in total revenues was also attributable to the Company's Maoming acquisition, which took place on June 25, 2008. Total revenues for the first half of 2009 reflect a full six months of operations, whereas the subsidiary did not exist in the same period last year.

Cost of Sales

Total cost of sales for the second quarter of 2009 increased 6.1% year-over-year to $386.4 million from $364.2 million in the year-ago period. Total cost of sales for the first half of 2009 increased 8.3% year-over-year to $696.3 million from $642.7 million in the year-ago period. Cost of sales principally consists of the cost of raw materials, labor, utilities, manufacturing costs, manufacturing-related depreciation and other fixed costs. The increase in cost of sales was mostly attributable to an increase in shipment volumes at the Company's Longmen JV in response to demand created by earthquake reconstruction and stimulus measures, and at Baotou Steel Pipe JV, which saw increased activity due to China's investment in infrastructure-related stimulus projects.

Gross Profit

Gross profit for the second quarter of 2009 decreased 1.6% year-over-year to $22.5 million from $22.9 million in the year-ago period. Gross profit for the first half of 2009 decreased 1.2% year-over-year to $35.4 million from $35.9 million in the year-ago period. Gross margin for the second quarter of 2009 was 5.5%, compared to 5.9% in the year-ago period. Gross margin for the first half of 2009 was 4.8%, compared to 5.3% in the year-ago period.

Operating Expenses

Selling, general and administrative expenses for the second quarter of 2009 increased 0.6% to $9.6 million, compared to $9.5 million in the year-ago period. Selling, general and administrative expenses for the first half of 2009 increased 16.8% to $18.7 million from $16.0 million in the year-ago period. Selling, general and administrative expenses were 2.3% and 2.5% of total revenues in the second quarter of 2009 and 2008, respectively, versus 2.6% and 2.4% in the first half of 2009 and 2008, respectively. The Company noted that the year-over-year increase in selling, general and administrative expenses in the first of half of 2009 was attributable to the addition of the Company's Maoming facility, which did not exist in the year-ago period as well as the 51.3% increase in shipment volume at the Company's Longmen JV.

Finance and interest expenses for the second quarter of 2009 were $4.9 million, compared to $6.3 million in the year-ago period. Finance and interest expenses for the first half of 2009 were $7.8 million, compared to $12.3 million in the year-ago period. The reductions in finance and interest expenses were primarily due to make-whole interest on the conversion of the convertible debt, interest paid on bank loans and on early redemption of notes receivables and various bank fees.

Net Income

Net loss for the second quarter of 2009 was $23.4 million, compared to net loss of $20.3 million in the year-ago period. Net loss for the first half of 2009 was $12.1 million, compared to net loss of $16.6 million in the year-ago period.

Basic and diluted losses per share were $0.80 for second quarter of 2009 and $0.69 in the year-ago period. Basic and diluted losses per share were $0.65 in the first half of 2009, compared to $0.63 in the year-ago period.

The Company believes that the GAAP net earnings before the impact of a derivative gain or loss and make whole expense, which was $1.4 million or $0.04 per basic and diluted share, based on 39.5 million basic and diluted shares, is a better measurement of its performance.

According to the conversion feature and warrants associated with the $40.0 million Convertible Bond ("CB') the Company obtained in December of 2007, generally accepted accounting principles (GAAP) requires the Company to value a portion of the CB and the warrants on its balance sheet as financial derivative instruments that are "marked-to-market" each quarter. This part of the CB and the warrants appear on the Company's balance sheet as derivative liabilities. According to accounting rules, the derivative instrument value and associated gain or loss is linked to the Company's stock price. The gain or loss of this instrument has no impact on cash-flaw.

The Company's CB has a 5-year term to maturity. At the end of 5 years, if the holders of the CB have not converted the bond to equity, the Company must pay back the principal of the bond in cash. The terms of the Company's CB include a make whole incentive as an incentive for the holders of the Company's CB to convert before maturity and the Company accounts for this as an expense.

Both the derivative instrument gain or loss and the make whole expense are non-operating, non-cash gain or loss related to the convertible bond and warrants issued in December of 2007.

Balance Sheet

As of June 30, 2009, General Steel had cash and restricted cash of $264.1 million, compared to $145.6 million as of December 31, 2008. Accounts receivable was $16.0 million as of June 30, 2009, compared to $8.3 million as of December 31, 2008. Convertible notes payable decreased to $3.0 million as of June 30, 2009, compared to $7.2 million as of December 31, 2008. Because $21.7 million notes were converted to 5,104,596 shares of common stock from May 7, 2009 to June 30, 2009, total outstanding shares increased to 43.3 million shares as of June 30, 2009.

Conference Call

General Steel management will hold an earnings conference call at 8:00 a.m. U.S. Eastern Time on August 10, 2009 (8:00 p.m. Beijing/Hong Kong Time on August 10, 2009). Management will discuss results and highlights from the quarter and answer questions. The dial-in number and passcode for the conference call are as follows:

U.S. Toll-free: +1-800-860-2442

Passcode: General Steel Holdings

The conference call will be broadcast live over the Internet and can be accessed by clicking the following link: http://www.visualwebcaster.com/event.asp?id=61133

Additionally, an archived Web cast of this call will be available on General Steel's website at http://www.gshi-steel.com ..

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit http://www.gshi-steel.com ..

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND DECEMBER 31, 2008

	June 30,	December 31,
	2009	2008
	Unaudited
ASSETS
CURRENT ASSETS:
Cash	$63,930,960	$14,895,442
Restricted cash	200,216,250	130,700,335
Notes receivable	33,243,064	38,207,312
Accounts receivable, net of allowance for doubtful accounts of $601,754 and $401,109 as of June 30, 2009 and December 31, 2008, respectively	16,037,008	8,329,040
Other receivables, net of allowance for doubtful accounts of $563,963 and $563,616 as of June 30, 2009 and December 31, 2008, respectively	5,551,193	5,099,469
Other receivables - related parties	15,467,140	523,024
Dividend receivable	4,950,550	630,481
Inventories	143,713,281	59,548,915
Advances on inventory purchases	35,823,700	47,153,869
Advances on inventory purchases - related parties	15,699,234	2,374,637
Prepaid expenses – current	356,728	494,370
Deferred tax assets	5,312,504	7,487,380
	540,301,612	315,444,274

PLANT AND EQUIPMENT, net	538,475,953	491,705,028

OTHER ASSETS:
Advances on equipment purchases	5,889,360	8,965,382
Investment in unconsolidated subsidiaries	18,909,182	13,959,432
Prepaid expenses - non current	1,099,045	1,195,073
Prepaid expenses related party - non current	184,590	211,248
Long term other receivables	3,651,182	4,872,584
Intangible assets, net of accumulated amortization	24,216,780	24,555,655
Note issuance cost	1,449,664	4,217,974
Plant and equipment to be disposed	1,244,461	586,508
Total other assets	56,644,264	58,563,856

Total assets	$1,135,421,829	$865,713,158

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term notes payable	$274,013,600	$206,040,150
Accounts payable	208,631,197	149,239,317
Accounts payable - related parties	30,583,551	15,326,524
Short term loans – bank	97,196,890	67,840,256
Short term loans – others	101,360,240	87,833,706
Short term loans - related parties	7,339,650	7,349,670
Other payables	19,715,682	3,182,661
Other payables - related parties	16,419,308	677,013
Accrued liabilities	10,854,900	7,779,488
Customer deposits	157,061,121	141,101,584
Customer deposits - related parties	3,946,437	7,216,319
Deposits due to sales representatives	40,056,218	8,149,279
Taxes payable	1,149,824	13,916,636
Distribution payable to former shareholders	19,193,149	18,765,209
Total current liabilities	987,521,767	734,417,812

CONVERTIBLE NOTES PAYABLE, net of debt discount of $8,500,381 and $26,094,942 as of June 30, 2009 and December 31, 2008, respectively	3,049,619	7,155,058

DERIVATIVE LIABILITIES	11,053,276	9,903,010

COMMITMENT AND CONTINGENCIES

Total liabilities	1,001,624,662	751,475,880

EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding	3,093	3,093
Common Stock, $0.001 par value, 200,000,000 shares authorized, 43,301,428 and 36,128,833 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	43,301	36,129
Paid-in-capital	69,812,604	37,128,641
Retained earnings (deficits)	(14,622,511)	10,091,829
Statutory reserves	5,162,401	4,902,641
Contribution receivable	—	(959,700)
Accumulated other comprehensive income	8,393,270	8,407,359
Total equity	68,792,158	59,609,992

NONCONTROLLING INTERESTS	65,005,009	54,627,286

Total equity	133,797,167	114,237,278

Total liabilities and equity	$1,135,421,829	$865,713,158

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
REVENUES	$324,460,829	$277,514,917	$586,875,245	$456,007,084

REVENUES - RELATED PARTIES	84,486,318	109,514,019	144,865,798	222,587,851

TOTAL REVENUES	408,947,147	387,028,936	731,741,043	678,594,935

COST OF SALES	301,849,136	259,734,698	553,851,240	426,449,361

COST OF SALES - RELATED PARTIES	84,599,318	104,425,433	142,468,991	216,294,654

TOTAL COST OF SALES	386,448,454	364,160,131	696,320,231	642,744,015

GROSS PROFIT	22,498,693	22,868,805	35,420,812	35,850,920

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,564,057	9,503,221	18,732,318	16,036,042

INCOME FROM OPERATIONS	12,934,636	13,365,584	16,688,494	19,814,878

OTHER EXPENSE, NET
Interest income	763,764	877,099	1,642,397	1,457,417
Finance/interest expense	(4,854,138)	(6,289,868)	(7,792,916)	(12,276,375)
Convertible note make whole interest	(6,454,683)	—	(6,454,683)	—
Change in fair value of derivative liabilities	(26,726,167)	(27,786,632)	(22,611,599)	(25,115,869)
Gain from debt Extinguishment	—	—	2,930,200	—
Government grant	—	—	3,519,890	—
Income from equity investments	2,752,664	—	2,698,032	—
Other non-operating income, net	142,348	649,871	652,564	1,019,142
Total other expense, net	(34,376,212)	(32,549,530)	(25,416,115)	(34,915,685)

LOSS BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(21,441,576)	(19,183,946)	(8,727,621)	(15,100,807)

PROVISION FOR INCOME TAXES
Current	3,229,810	1,292,890	3,394,031	1,959,246
Deferred	(1,221,850)	(206,100)	—	(422,633)
Total provision for income taxes	2,007,960	1,086,790	3,394,031	1,536,613

NET LOSS BEFORE NONCONTROLLING INTEREST	(23,449,536)	(20,270,736)	(12,121,652)	(16,637,420)

Less: Net income attributable to noncontrolling interest	8,339,676	4,000,490	12,332,928	5,445,346

NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	(31,789,212)	(24,271,226)	(24,454,580)	(22,082,766)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustments	162,842	4,841,277	(14,089)	6,457,227
Comprehensive (loss) income attributable to noncontrolling interest	(1,031,639)	1,498,426	(1,106,385)	4,205,415

COMPREHENSIVE LOSS	$(32,658,009)	$(17,931,523)	$(25,575,054)	$(11,420,124)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	39,533,099	34,928,576	37,918,177	34,883,740
Diluted	39,533,099	34,928,576	37,918,177	34,883,740

LOSS PER SHARE
Basic	$(0.804)	$(0.69)	$(0.645)	$(0.63)
Diluted	$(0.804)	$(0.69)	$(0.645)	$(0.63)

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Preferred stock		Common stock
	Shares	Par value	Shares	Par value

BALANCE, January 1, 2008	3,092,899	$3,093	34,634,765	$34,635

Net loss
Acquired noncontrolling interest
Adjustment to statutory reserve
Common stock issued for compensation, $7.16			76,600	77
Common stock issued for compensation, $10.43			150,000	150
Common stock issued for compensation, $6.66			87,400	87
Common stock transferred by CEO for compensation, $6.91
Foreign currency translation adjustments

BALANCE, June 30, 2008, Unaudited	3,092,899	$3,093	34,948,765	$34,949

Net income
Acquired noncontrolling interest
Adjustment to statutory reserve
Common stock issued for compensation, $10.29			90,254	90
Common stock issued for consulting fee, $3.6			100,000	100
Common stock issued for public relations, $3.6			25,000	25
Common stock issued for compensation, $3.5			87,550	88
Common stock transferred by CEO for compensation, $6.91
Common stock issued at $5/share			140,000	140
Notes converted to common stock			541,299	541
Make whole shares issued on notes conversion			195,965	196
Foreign currency translation adjustments

BALANCE, December 31, 2008	3,092,899	$3,093	36,128,833	$36,129

Net Loss
Disposal of subsidiaries
Distribution of dividend to noncontrolling shareholders
Adjustment to statutory reserve
Common stock issued for compensation, $1.85			109,250	109
Common stock issued for compensation, $2.77			106,750	107
Common stock issued for interest payment, $3.66			152,240	152
Common stock issued for repayment of debt, $6.00			300,000	300
Notes converted to common stock			5,104,596	5,105
Make whole shares issued on notes conversion			1,399,759	1,399
Common stock transferred by CEO for compensation, $6.91
Reduction of Registered Capital
Foreign currency translation adjustments

BALANCE, June 30, 2009,unaudited	3,092,899	$3,093	43,301,428	$43,301

	Retained earnings
	Paid-in	Statutory
	capital	reserves	Unrestricted

BALANCE, January 1, 2008	$23,429,153	$3,632,325	$22,686,590

Net loss			(22,082,766)
Acquired noncontrolling interest
Adjustment to statutory reserve		648,363	(648,363)
Common stock issued for compensation, $7.16	548,379
Common stock issued for compensation, $10.43	1,564,350
Common stock issued for compensation, $6.66	581,997
Common stock transferred by CEO for compensation, $6.91	69,100
Foreign currency translation adjustments

BALANCE, June 30, 2008, unaudited	$26,192,979	$4,280,688	$(44,539)

Net income			10,758,321
Acquired noncontrolling interest
Adjustment to statutory reserve		621,953	(621,953)
Common stock issued for compensation, $10.29	928,582
Common stock issued for consulting fee, $3.6	359,900
Common stock issued for public relations, $3.6	89,975
Common stock issued for compensation, $3.5	306,337
Common stock transferred by CEO for compensation, $6.91	138,200
Common stock issued at $5/share	699,860
Notes converted to common stock	6,102,691
Make whole shares issued on notes conversion	2,310,117
Foreign currency translation adjustments

BALANCE, December 31, 2008	$37,128,641	$4,902,641	$10,091,829

Net Loss			(24,454,580)
Disposal of subsidiaries
Distribution of dividend to noncontrolling shareholders
Adjustment to statutory reserve		259,760	(259,760)
Common stock issued for compensation, $1.85	202,003
Common stock issued for compensation, $2.77	295,591
Common stock issued for interest payment, $3.66	557,709
Common stock issued for repayment of debt, $6.00	1,799,700
Notes converted to common stock	24,125,324
Make whole shares issued on notes conversion	5,565,436
Common stock transferred by CEO for compensation, $6.91	138,200
Reduction of Registered Capital
Foreign currency translation adjustments

BALANCE, June 30, 2009, unaudited	$69,812,604	$5,162,401	$(14,622,511)

		Accumulated
		other	Non-
	Contribution	comprehensive	controlling
	receivable	income	interest	Totals

BALANCE, January 1, 2008	$(959,700)	$3,285,278	$43,322,066	$95,433,440

Net loss			5,445,346	(16,637,420)
Acquired noncontrolling interest			15,767,571	15,767,571
Adjustment to statutory reserve				—
Common stock issued for compensation, $7.16				548,456
Common stock issued for compensation, $10.43				1,564,500
Common stock issued for compensation, $6.66				582,084
Common stock transferred by CEO for compensation, $6.91				69,100
Foreign currency translation adjustments		6,457,227	4,205,415	10,662,642

BALANCE, June 30, 2008, unaudited	$(959,700)	$9,742,505	$68,740,398	$107,990,373

Net income			(13,987,183)	(3,228,862)
Acquired noncontrolling interest			127,915	127,915
Adjustment to statutory reserve				—
Common stock issued for compensation, $10.29				928,672
Common stock issued for consulting fee, $3.6				360,000
Common stock issued for public relations, $3.6				90,000
Common stock issued for compensation, $3.5				306,425
Common stock transferred by CEO for compensation, $6.91				138,200
Common stock issued at $5/share				700,000
Notes converted to common stock				6,103,232
Make whole shares issued on notes conversion				2,310,313
Foreign currency translation adjustments		(1,335,146)	(253,844)	(1,588,990)

BALANCE, December 31, 2008	$(959,700)	$8,407,359	$54,627,286	$114,237,278

Net Loss			12,332,928	(12,121,652)
Disposal of subsidiaries			(292,820)	(292,820)
Distribution of dividend to noncontrolling shareholders			(556,000)	(556,000)
Adjustment to statutory reserve				—
Common stock issued for compensation, $1.85				202,112
Common stock issued for compensation, $2.77				295,698
Common stock issued for interest payment, $3.66				557,861
Common stock issued for repayment of debt, $6.00				1,800,000
Notes converted to common stock				24,130,429
Make whole shares issued on notes conversion				5,566,835
Common stock transferred by CEO for compensation, $6.91				138,200
Reduction of Registered Capital	959,700			959,700
Foreign currency translation adjustments		(14,089)	(1,106,385)	(1,120,474)

BALANCE, June 30, 2009, unaudited	$—	$8,393,270	$65,005,009	$133,797,167

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30
(UNAUDITED)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to controlling interest	$(24,454,580)	$(22,082,766)
Net income attributable to noncontrolling interest	12,332,928	5,445,346
Consolidated net income	(12,121,652)	(16,637,420)
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	13,073,512	8,868,941
Amortization	404,564	444,670
Debt waiver	(2,930,200)	—
(Gain) Loss on disposal of equipment	(3,431,337)	—
Stock issued for services and compensation	636,010	1,199,640
Income from investment	(2,698,500)	—
Amortization of deferred note issuance cost	43,282	20,429
Amortization of discount on convertible notes	—	1,626,184
Change in fair value of derivative instrument	22,611,599	25,115,869
Convertible note make whole interest	6,454,683	—
Deferred tax assets	2,165,702	(422,633)
Changes in operating assets and liabilities
Accounts receivable	(7,924,301)	(13,657,403)
Accounts receivable - related parties	—	(21,068,625)
Notes receivable	4,914,506	(13,961,703)
Notes receivable - restricted	—	—
Other receivables	(618,596)	(1,219,841)
Other receivables - related parties	(14,992,788)	1,471,397
Loan receivable	—	1,276,560
Inventories	(84,204,445)	(44,931,442)
Advances on inventory purchases	11,271,266	33,110,981
Advances on inventory purchases - related parties	(13,021,451)	(8,517,117)
Prepaid expense - current	126,940	(245,115)
Prepaid expense - non current	91,871	11,443
Prepaid expense - non current - related parties	38,207	(82,388)
Accounts payable	59,067,210	1,188,213
Accounts payable - related parties	15,283,470	1,440,412
Other payables	16,545,247	(2,250,089)
Other payable - related parties	15,748,520	(1,208,217)
Dividend payable	440,230	(391,165)
Accrued liabilities	2,198,275	2,598,366
Customer deposits	16,159,621	90,831,063
Customer deposits - related parties	(3,574,353)	(3,998,027)
Taxes payable	(12,768,702)	(4,147,173)
Net cash provided by operating activities	28,988,390	36,465,810

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquired long term investment	(6,592,500)	—
Cash acquired from subsidiary	—	1,256,385
Deposits due to sales representatives	31,933,299	(1,053,871)
Proceeds from short term investment	—	2,340,360
Long term other receivables	1,215,339	—
Advance on equipment purchases	3,065,263	674,550
Cash proceeds from sale of equipment	4,413,964	—
Equipment purchases	(60,289,090)	(93,010,998)
Intangible assets purchases	(99,020)	(186,623)
Payment to original shareholders	—	(7,092,000)
Net cash used in investing activities	(26,352,745)	(97,072,197)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(69,727,403)	(55,759,041)
Notes receivable - restricted	—	12,947,333
Borrowings on short term loans - bank	72,815,976	27,141,084
Payments on short term loans - bank	(43,352,782)	(41,610,454)
Borrowings on short term loans - related parties	—	7,106,184
Payments on short term loans - related parties	2,931,400	—
Borrowings on short term loan - others	79,354,464	42,641,359
Payments on short term loans - others	(63,899,468)	(33,772,944)
Borrowings on short term notes payable	371,613,578	109,642,320
Payments on short term notes payable	(303,326,615)	(26,325,504)
Net cash provided by financing activities	46,409,150	42,010,337

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(9,277)	1,792,862

INCREASE (DECREASE) IN CASH	49,035,518	(16,803,188)

CASH, beginning of period	14,895,442	43,713,346

CASH, end of period	$63,930,960	$26,910,158

For investor and media inquiries, please contact:

In China:
 Ms. Jing Ou-Yang
 General Steel Holdings, Inc.
 Tel:   +86-10-5879-7346
 Email: jing.ouyang@gshi-steel.com

 Mr. Justin Knapp
 Ogilvy Financial, Beijing
 Tel:   +86-10-8520-6556
 Email: gsi@ogilvy.com

In the United States:
 Ms. Jessica Barist Cohen
 Ogilvy Financial, New York
 Tel:   +1-646-460-9989
 Email: gsi@ogilvy.com